                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                               (Amendment No. 1)
                               -----------------

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                RADIO ONE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, schedule or registration statement number:

     -------------------------------------------------------------------------


     (3) Filing party:

     -------------------------------------------------------------------------


     (4) Date filed:

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                                      -2-

                                                                  April 5, 2000

Dear Fellow Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Radio One, Inc. The meeting will be held on April 28, 2000, at 9:30 a.m., local time, at the Park Hyatt Hotel, 1201 24th Street, NW, Washington, D.C.

  Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement and a Form of Proxy.

  Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the meeting should you later decide to do so. Your cooperation in promptly submitting your proxy is greatly appreciated.

  We look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ Alfred C. Liggins, III
                                          Alfred C. Liggins, III
                                          Chief Executive Officer

                                Radio One, Inc.
                         5900 Princess Garden Parkway
                            Lanham, Maryland 20706

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                APRIL 28, 2000

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of RADIO ONE, INC., a Delaware corporation (the "Company") will be held on April 28, 2000 at 9:30 a.m., local time, at the Park Hyatt Hotel, 1201 24th Street, NW, Washington, D.C., for the following purposes:

    1. to consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation:

      (a) to eliminate all provisions related to the Company's 15% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred") and the Company's 15% Series B Cumulative Redeemable Preferred Stock, par value $.001 per share (the "Series B Preferred," and, together with the Series A Preferred, the "Original Preferred Stock");

      (b) to authorize the issuance of 1,000,000 shares of "Blank Check" Preferred Stock (the "Blank Check Preferred Stock");

      (c) to authorize the issuance of 150,000,000 shares of Class D Non-Voting Common Stock (the "Class D Non- Voting Common Stock");

      (d) to increase the amount of authorized shares of the Company's Class A Common Stock, par value $.001 ("Class A Common Stock") from 30,000,000 to 150,000,000, to increase the amount of authorized shares of the Company's Class B Common Stock, par value $.001 ("Class B Common Stock") from 30,000,000 to 150,000,000, and to increase the amount of authorized shares of the Company's Class C Common Stock, par value $.001 ("Class C Common Stock" and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock") from 30,000,000 to 150,000,000;

      (e) to provide holders of the Class A Common Stock the right to convert such Class A Common Stock into Class D Non-Voting Common Stock;

      (f) to make certain other conforming changes and to make certain additional changes, including eliminating restrictions on the ability of persons subject to Regulation Y to hold shares of Class A Common Stock, and to simplify provisions relating to the amendment of the Amended and Restated Certificate of Incorporation; and

    2. to transact any such other business as may properly come before the Meeting, or any postponement or adjournment thereof.

  The Board of Directors of the Company has fixed the close of business on April 5, 2000 as the record date (the "Record Date") for the determination of the Stockholders entitled to notice of, and to vote at, the Meeting, or any postponements or adjournments thereof. Accordingly, only Stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof. Additional information regarding the matters to be acted on at the Special Meeting can be found in the accompanying Proxy Statement.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Submitting a Proxy will not prevent you from voting in person, should you so desire, but it will help to attain a quorum and will avoid added solicitation costs. You may revoke your proxy at any time before it is voted at the Meeting.

                                          By Order of the Board of Directors,
                                          /s/ Linda J. Eckard
                                          Linda J. Eckard
                                          Assistant Secretary

       PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                APRIL 28, 2000

                               ----------------

                                    GENERAL

  You are receiving this Proxy Statement and proxy card from us because you own shares of Class A Common Stock, par value $.001, (the "Class A Common Stock"), in RADIO ONE, INC., a Delaware corporation, (the "Company"). This Proxy Statement describes the issues on which we would like you to vote. It also gives you information so that you can make an informed decision regarding these issues.

  This Proxy Statement and its related materials are being mailed on or about April 5, 2000 to all Stockholders of record as of the close of business on April 5, 2000 (the "Record Date") in connection with the solicitation by the Board of Directors of Proxies for the Special Meeting of Stockholders (the "Meeting") to be held on April 28, 2000 at the Park Hyatt Hotel, 1201 24th Street, NW, Washington, D.C., at 9:30 a.m., local time.

  A proxy card is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided. This will ensure that your shares will be voted at the Meeting.

  Proxies will be solicited by mail, and the Company will pay all expenses of preparing and soliciting such proxies. The persons designated as proxy in any duly executed proxy card received, will vote on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such proxy or, in the absence of specified instructions, will vote in favor of the proposal indicated on such proxy. The Board of Directors does not know of any other matter that may be brought before the Meeting, but, in the event that any other matter should come before the Meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

  Any Stockholder may revoke his or her proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, attn: Linda J. Eckard, Assistant Secretary, by delivery of a subsequently dated proxy, or by attending the Meeting and voting in person.

  Abstentions, but not broker non-votes, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted for purposes of determining whether a proposal has attained the majority vote necessary for approval at the Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Thus, an abstention will have the effect of a "no" vote, whereas a broker non-vote will have no effect on the outcome of the voting. (A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.)

  As of April 5, 2000, the total number of shares of the Company's Class A Common Stock, par value $.001, ("Class A Common Stock") was 30,000,000 shares authorized and 22,272,622 shares issued and outstanding. As of April 5, 2000, the total number of shares of the Company's Class B Common Stock, par value $.001, ("Class B Common Stock") was 30,000,000 shares authorized and 2,867,463 shares issued and outstanding. As of April 5, 2000, the total number of shares of the Company's Class C Common Stock, par value $.001, ("Class C Common Stock") was 30,000,000 shares authorized and 3,132,458 shares issued and outstanding. As of April 5, 2000, the total number of authorized shares of the Company's 15% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred") was 140,000 and the total number of authorized shares of the Company's 15% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred") was 150,000. There are no shares of either Series A Preferred or Series B Preferred outstanding.

  Each share of Class A Common Stock is entitled to one non-cumulative vote. Each share of Class B Common Stock is entitled to ten non-cumulative votes. In accordance with Section 4.3(a) of the Amended and Restated Certificate of Incorporation of the Company, and with the exceptions described below, holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all proposals currently scheduled to be voted upon. The vote of holders of Class C Common Stock will be counted only with respect to the proposed increase in the number of authorized shares of Class C Common Stock, with each share entitled to one non-cumulative vote. Only stockholders of record as of the close of business on April 5, 2000 will be entitled to vote. In accordance with Section 4 of the Bylaws of the Company, Stockholders entitled to cast at least a majority of the votes that all Stockholders are entitled to cast on a matter to be acted upon (25,473,627 votes for all matters other than those described below) must be present at the Meeting either in person or by proxy in order to constitute a quorum for the transaction of business. In accordance with the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, the vote of a majority of the votes cast by all Stockholders entitled to vote are required to approve the proposed amendment to the Amended and Restated Certificate of Incorporation. In addition to the foregoing requirement, (i) pursuant to Delaware law, the increase of the number of authorized shares of each class of Common Stock must be approved by a majority vote of the holders of the respective class of Common Stock; (ii) the addition of the provision permitting holders of Class A Common Stock to convert such Class A Common Stock into Class D Non-Voting Common Stock must be approved by a majority vote of the holders of each class of Common Stock; and (iii) the deletion of the provision requiring approval of the holders of two-thirds of the Class A Common Stock for amendments to Article VIII of the Amended and Restated Certificate of Incorporation requires the approval of the holders of two-thirds of the Class A Common Stock. If the Stockholders approve the proposed amendment, such amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. At any time prior to the effectiveness of the filing of the amendment to the Amended and Restated Certificate of Incorporation approved at the Meeting, notwithstanding the authorization of the proposed amendment by the Stockholders of the Company, the Board of Directors of the Company may abandon such proposed amendment without further action by the Stockholders.

  A list of Stockholders entitled to vote at the Meeting will be available at the Company's offices at 5900 Princess Garden Parkway, Lanham, Maryland 20706 for a period of ten days prior to the Meeting and at the Meeting itself for examination by any Stockholder.

                                  THE MEETING

  The Meeting will be held on April 28, 2000 at 9:30 a.m., local time at the Park Hyatt Hotel, 1201 24th Street, NW, Washington, D.C.

                            PURPOSE OF THE MEETING

  At the Meeting, the Company's Stockholders will be asked to (a) consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to (i) eliminate the Company's Series A and Series B Preferred Stock, (ii) create a class of "blank check" Preferred Stock consisting of 1,000,000 authorized shares, (iii) create a new class of Class D Non-Voting Common Stock consisting of 150,000,000 authorized shares, (iv) increase the authorized number of shares of each of the Company's Class A Common Stock, Class B Common Stock, and Class C Common Stock from 30,000,000 to 150,00,000; (v) provide holders of Class A Common Stock the right to convert such Class A Common Stock into Class D Non-Voting Common Stock; and
(vi) make certain other changes to the Company's Amended and Restated Certificate of Incorporation (the "Proposed Amendment"), and (b) to transact any such other business as may properly come before the Meeting or any postponement or adjournment thereof.

                               HOW YOU CAN VOTE

  You may submit your proxies by attending the Meeting and voting your shares in person. You also may choose to submit your proxies by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Meeting. If your shares are held in the name of a broker, bank or other record holder (i.e., in "Street Name"), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the Meeting.

                      VOTING AND SOLICITATION OF PROXIES

  All shares of Class A Common Stock represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions indicated thereon. Proxies are only being solicited for shares of Class A Common Stock and not for shares of Class B Common Stock or Class C Common Stock. Where a properly signed proxy is returned and no instructions are given, proxies will be voted FOR the Proposed Amendment. No matters other than those referred to above are presently scheduled to be considered at the Meeting. A broker who holds a Stockholder's shares in Street Name will not be entitled to vote on the Proposed Amendment without instructions from the beneficial owner of such shares. Pursuant to the Company's Amended and Restated Certificate of Incorporation and Bylaws, a proposal to amend the Amended and Restated Certificate of Incorporation must be approved (with certain exceptions) by the vote of a majority of the votes eligible to be cast by the Stockholders at the Meeting, and, as a result, abstentions will have the same effect as a vote against such proposal, whereas broker non-votes will have no effect on the voting.

  Abstentions may be specified on the proposal. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. Votes may be cast in favor of or in opposition to the ballot proposition. Shares represented by a proxy as to which there is a broker non-vote will not be counted toward the calculation of a majority of votes and thus will have no effect on the outcome of the voting. (A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.)

  A Stockholder giving a proxy may revoke such proxy at any time before the proxy is voted. A proxy may be revoked by filing with Linda J. Eckard, Assistant Secretary of the Company at 5900 Princess Garden Parkway, Lanham, Maryland 20706 either (i) a written notice of revocation, including by telegram or facsimile, bearing a date later than the date of such proxy or
(ii) a later-dated proxy relating to the same shares. A Stockholder who gives a proxy may also revoke such proxy by attending the Meeting and voting in person (although mere attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy).

                             COSTS OF SOLICITATION

  Proxies are being solicited by and on behalf of the Company, and the Company will pay the costs of soliciting proxies. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies and to verify certain records. The Company will pay Georgeson Shareholder Communications Inc. a fee of $13,000 as compensation for its services and will reimburse it for its related out-of-pocket expenses. The Company will also solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, telegram or in person. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to such persons as brokerage houses and other custodians, nominees and fiduciaries, for their forwarding of the proxy materials to the beneficial owners. Upon request, the Company will also reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to the beneficial owners.

                            SHARES ENTITLED TO VOTE

  The close of business on April 5, 2000 has been fixed as the Record Date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 22,272,622 shares of Class A Common Stock issued and outstanding and entitled to vote, and 2,867,463 shares of Class B Common Stock (representing 28,674,630 votes) issued and outstanding and entitled to vote. There are also 3,132,458 shares of Class C Common Stock issued and outstanding, whose vote will be counted only with respect to the proposed increase in the number of authorized shares of Class C Common Stock and the proposed provisions permitting holders of Class A Common Stock to convert such Class A Common Stock into Class D Non-Voting Common Stock.

                                    QUORUM

  A quorum of Stockholders is necessary to take action at the Meeting. Each share of Class A Common Stock entitles the holder thereof to one vote. Each share of Class B Common Stock entitles the holder thereof to ten votes. Accordingly a total of 50,947,252 votes may be cast at the Meeting. The holders of shares of Common Stock representing a majority of all votes entitled to be cast at the Meeting (25,473,627 votes), whether present in person or represented by proxy at the Meeting, shall constitute a quorum. In addition to the foregoing, the holders of a majority of each class of Common Stock (including the Class C Common Stock) must be present in person or represented by proxy at the Meeting in order for a quorum to be present for purposes of considering the proposed increase in the number of authorized shares of the respective class of Common Stock and the proposed provisions permitting holders of Class A Common Stock to convert such Class A Common Stock into Class D Non-Voting Common Stock. The inspectors of election appointed for the Meeting will determine whether a quorum is present. Abstentions, but not broker non-votes, are counted as present for purposes of determining whether there is a quorum. In the event that a quorum is not obtained at the Meeting, we expect that the Meeting will be adjourned or postponed to solicit additional proxies.

  If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting is announced at the meeting at which the adjournment was taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

                                 VOTE REQUIRED

  A quorum being present at the meeting, a majority of all votes entitled to be voted by all of the Company's outstanding shares of Common Stock will be necessary for the approval of the Proposed Amendment. In addition to the foregoing requirement, (i) pursuant to Delaware law, the increase of the number of authorized shares of each class of Common Stock must be approved by a majority vote of the holders of the respective class of Common Stock; (ii) the addition of the provision permitting holders of Class A Common Stock to convert such Class A Common Stock into Class D Non-Voting Common Stock must be approved by a majority vote of the holders of each class of Common Stock; and
(iii) the deletion of the provision requiring approval of the holders of two-thirds of the Class A Common Stock for amendments to Article VIII of the Amended and Restated

Certificate of Incorporation requires the approval of the holders of two-thirds of the Class A Common Stock. Abstentions will be counted as votes against such proposal to amend the Amended and Restated Certificate of Incorporation. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting.

                            VOTING SHARES COMMITTED

  The Company has been advised by various members of management and the Board who, in the aggregate, hold or otherwise have voting power with respect to 1,906,064 shares of Class A Common Stock and 2,861,843 shares of Class B Common Stock (representing approximately 59.9% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the Meeting. In addition, the Company has been advised by various members of management and the Board who, in the aggregate, hold or otherwise have voting power with respect to 3,121,048 shares of Class C Common Stock (representing approximately 99.6% of the outstanding shares of Class C Common Stock) that they intend to vote such shares in favor of the proposal to be presented for consideration and approval at the Meeting.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 13, 2000 by:
(a) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than five percent of any class of its Common Stock, (b) each of the five most highly compensated executive officers of the Company, (c) each of the Company's directors, and (d) all executive officers and directors as a group. The number of shares of each class of Common Stock excludes the shares of any other class of Common Stock issuable upon conversion of that class of Common Stock. Unless otherwise indicated in the footnotes below, each stockholder possesses sole voting and investment power with respect to the shares listed. Information with respect to the beneficial ownership of shares has been provided by the stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

                               Class A            Class B          Class C(/1/)    Percentage Percentage
                          ------------------ ------------------ ------------------  of Total   of Total
                           Number   Percent   Number   Percent   Number   Percent   Economic    Voting
          Name            of Shares of Class of Shares of Class of Shares of Class  Interest    Power
          ----            --------- -------- --------- -------- --------- -------- ---------- ----------
Catherine L.
 Hughes(/2/)(/3/).......      1,000  0.004%    851,536  29.7%   3,121,048  99.6%     14.10%     16.70%
Alfred C. Liggins,
 III(/2/)(/4/)..........     38,036    0.2%  2,010,307  70.1%   3,121,048  99.6%     18.30%     39.50%
Scott R. Royster(/5/)...     51,376    0.2%        --     --          --     --       0.20%      0.10%
Linda J. Eckard(/6/)....     12,654    0.1%        --     --          --     --       0.04%      0.02%
Mary Catherine Sneed....    230,922    1.0%        --     --          --     --       0.08%      0.50%
Terry L. Jones(/7/).....  1,077,318    4.8%        --     --          --     --       3.80%      2.10%
Brian W. McNeill(/8/)...    492,258    2.2%        --     --          --     --       1.70%      1.10%
Larry D. Marcus.........      2,500    *           --     --          --     --        *          *
Janus Capital
 Corporation............  1,774,975    8.0%        --     --          --     --       5.80%      3.20%
FMR Corp................  1,122,870    5.0%        --     --          --     --       4.00%      2.20%
Putnam Investments,
 Inc....................  2,096,619    9.4%        --     --          --     --       7.40%      4.10%
All Directors and Named
 Executives as a group..  1,906,064    8.6%  2,861,843  99.8%   3,121,048  99.6%     27.90%     59.90%

--------
 *Less than 1%
(/1/The)shares of Class C Common Stock are held by Hughes-Liggins Family
    Partners, L.P., the limited partners of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.

(/2/The)shares of Class A Common Stock and Class B Common Stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One's directors.
(/3/The)shares of Class B Common Stock are held by the Catherine L. Hughes
    Revocable Trust, dated March 2, 1999.
(/4/The)shares of Class B Common Stock are held by the Alfred C. Liggins, III
    Revocable Trust, dated March 2, 1999.
(/5/Includes)6,992 shares of Class A Common Stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2000. (/6/Includes)11,654 shares of Class A Common Stock obtainable upon the exercise of stock options exercisable within 60 days of March 13, 2000. (/7/Includes)49,557 shares of Class A Common Stock held by Mr. Jones, 300 shares of Class A Common Stock held by each of Mr. Jones' three daughters, and 1,026,861 shares of Class A Common Stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of Class A Common Stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership in such shares.
(/8/Includes)14,217 shares of Class A Common Stock held by Mr. McNeill and
    478,041 shares of Class A Common Stock held by Alta Subordinated Debt Partners III, L.P. Mr. McNeill is a general partner of Alta Subordinated Debt Partners III, L.P., and Mr. McNeill may be deemed to share beneficial ownership of shares of Class A Common Stock held by Alta Subordinated Debt Partners III, L.P. by virtue of his affiliation with Alta Subordinated Debt Partners III, L.P. Mr. McNeill disclaims any beneficial ownership of such shares.

                              NO APPRAISAL RIGHTS

  Under the General Corporation Law of the State of Delaware, Stockholders of the Company do not have appraisal rights in connection with the proposal upon which a vote is scheduled to be taken at the Meeting.

                     PROPOSED AMENDMENT OF THE AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION

                        ELIMINATION OF PREFERRED STOCK

  The proposed Amended and Restated Certificate of Incorporation, if approved, would eliminate the Company's currently existing 15% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred") and the Company's currently existing 15% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred").

  The total number of authorized shares of the Company's Series A Preferred is 140,000 and the total number of authorized shares of the Company's Series B Preferred is 150,000. Using the proceeds from the Company's initial public offering on May 5, 1999, the Company repurchased all 84,843 shares of Series A Preferred and all 124,467 shares of Series B Preferred that were then issued and outstanding. There are no shares of either Series A Preferred or Series B Preferred outstanding at this time.

  The Board wishes to eliminate the Series A Preferred and Series B Preferred in order to establish "blank check" Preferred Stock in their place. The Board believes it is in the Company's best interest to replace the Series A Preferred and Series B Preferred with "blank check" Preferred Stock because of the promptness with which the latter can be issued and the flexibility with which its terms can be set. A more thorough explanation of the advantages of "blank check" Preferred Stock may be found in the discussion of the "blank check" Preferred Stock below.

                    CREATION OF BLANK CHECK PREFERRED STOCK

  The proposed Amended and Restated Certificate of Incorporation will create 1,000,000 authorized shares of "blank check" Preferred Stock. Section 4.2 of the proposed Amended and Restated Certificate of Incorporation attached as Exhibit "A" to this Proxy Statement contains provisions related to the "blank check" Preferred Stock.

  The term "blank check" refers to Preferred Stock, the creation and issuance of which is authorized in advance by the Stockholders and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance. The authorization of such blank check Preferred Stock would permit the Board to authorize and issue Preferred Stock from time to time in one or more series.

  Subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the Stockholders. The Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the stockholders of the Company. The Company has no immediate definitive plans to issue any shares of Preferred Stock; therefore the terms, rights and features of a Preferred Stock subject to this proposal cannot be stated or predicted with certainty.

  It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the Board determines the respective rights of the holders of one or more series of Preferred Stock. However, the issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuance of

Preferred Stock could include (i) reduction of the amount otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of Preferred Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

  The proposed amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. On March 11, 2000, the Company entered into agreements to acquire a total of 21 radio stations in three separate transactions for an aggregate consideration of approximately $1.36 billion (the "Pending Acquisitions"). In order to finance these or other potential acquisitions, the Company may issue shares of one or more series of Preferred Stock . However, the Company presently has no agreements or understandings with any person to effect any such issuance, and the Company may never issue any Preferred Stock.

  Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive Stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to Stockholders generally.

  While the amendment may have anti-takeover ramifications, the Board believes that financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves the Stockholders' interests.

                  CREATION OF CLASS D NON-VOTING COMMON STOCK

  The proposed Amended and Restated Certificate of Incorporation will create a new class of capital stock, to be designated Class D Common Stock par value $.001 per share (the "Class D Non-Voting Common Stock") of which 100,000,000 shares will be authorized. Articles IV and VII of the proposed Amended and Restated Certificate of Incorporation attached as Exhibit "A" to this Proxy Statement contain provisions related to the Class D Non-Voting Common Stock.

  Although the Board of Directors has no immediate definitive plans to issue shares of Class D Non-Voting Common Stock, it believes it is desirable to have shares available for various general corporate purposes. The Board is seeking authorization of the Class D Non-Voting Common Stock for such general corporate purposes, which include, without limitation, stock splits and stock dividends, raising capital in order to finance, among other possible uses, the Pending Acquisitions, providing equity incentives to employees, directors or consultants, conducting equity financings, and expanding the Company's business by using its capital stock as currency to acquire other businesses or the assets of other businesses, if appropriate opportunities arise. With regard to raising capital, the Company may, in the near term, seek to raise additional capital by selling and issuing shares of Class D Non-Voting Common Stock as dictated by prevailing market conditions or the Company's capital needs, and the Board of Directors believes it prudent to have shares available for such issuances on an as-needed basis, without the delay inherent in seeking Stockholder approval for a specific transaction.

  The new Class D Non-Voting Common Stock will be non-voting and will not be convertible into shares of any other class of the Company's securities and thus will not dilute the voting power of any other class of stock. Except for the absence of voting and conversion rights, the holders of Class D Non-Voting Common Stock will be entitled to the same rights, privileges, benefits and notices as the holders of all other classes of Common Stock. The Company anticipates that it may seek to register the shares of Class D Non-Voting Common Stock to be traded on the Nasdaq Stock Market's National Market, but does not warrant that any application for such registration will be sought by the Company or will be accepted by the Nasdaq Stock Market's National Market.

  The Board of Directors has not irrevocably committed the Company to issue shares of Class D Non-Voting Common Stock for any of the foregoing purposes. However, the Company, in consultation with its financial advisors, constantly monitors conditions in the equity capital markets, and, assuming that the proposal to authorize shares of Class D Non-Voting Common Stock is approved and that the then prevailing market conditions are favorable, the Company may shortly after the Meeting seek to raise additional capital through the issuance of Class D Non-Voting Common Stock. Furthermore, it is likely that the Company will in the ordinary course of business continue to make grants under its 1999 Stock Option and Restricted Stock Grant Plan, including grants of options to purchase Class D Non-Voting Common Stock. Finally, the Company is also considering whether, in light of trading prices for the Company's Class A Common Stock, it would be appropriate in the near term to effect a stock split by means of a stock dividend consisting of shares of Class D Non-Voting Common Stock. Except as described above, the Company has no plans or proposals with respect to issuances of shares of Class D Non-Voting Common Stock that may be authorized at the Meeting.

                      INCREASE IN AUTHORIZED COMMON STOCK

  The proposed Amended and Restated Certificate of Incorporation, if approved, would increase the number of shares authorized of the Company's Class A Common Stock, par value $.001, ("Class A Common Stock"), Class B Common Stock, par value $.001, ("Class B Common Stock") and Class C Common Stock, par value $.001, ("Class C Common Stock"). Section 4.1 of the proposed Amended and Restated Certificate of Incorporation attached as Exhibit "A" to this Proxy Statement contains the provisions related to the increase in the number of authorized shares of Class A Common Stock, Class B Common Stock and Class C Common Stock.

  As of April 5, 2000, the total number of shares of Class A Common Stock was 30,000,000 shares authorized and 22,272,622 shares issued and outstanding, the total number of shares of Class B Common Stock, was 30,000,000 shares authorized and 2,867,463 shares issued and outstanding, and the total number of shares of Class C Common Stock, was 30,000,000 shares authorized and 3,132,458 shares issued and outstanding. The Board on March 23, 2000 adopted a resolution proposing that the Amended and Restated Certificate of Incorporation be amended to increase the total number of authorized shares of Class A Common Stock to 150,000,000, to increase the total number of authorized shares of Class B Common Stock to 150,000,000 and to increase the total number of authorized shares of Class C Common Stock to 150,000,000.

  The Board wishes to increase the number of authorized shares of the Company's Common Stock in order to afford it greater flexibility and to ensure that it has additional shares available for future issuance from time to time as approved by the Board for any proper corporate purpose, including equity financings, mergers, acquisitions of other businesses, future stock dividends or splits, and issuances under stock option and other incentive programs. In particular, the ability to conduct a stock dividend or split would enhance the Company's ability to maintain a moderate stock price, thereby broadening the Company's shareholder base.

  The additional shares of Common Stock to be authorized by adoption of the amendment would have rights identical to those currently outstanding shares of the same class. One of the effects of the proposed amendment, if adopted, might be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company which Stockholders might view as desirable.

  Although the Company is currently contemplating the issuance to holders of all outstanding shares of Common Stock, in the form of a stock dividend, of one share of the newly created Class D Common Stock for each share of Common Stock they own, Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, rights upon liquidation and other interests of the existing stockholders.

  To the extent required by Delaware law and the Amended and Restated Certificate of Incorporation, Stockholder approval will be solicited in the event that shares of Common Stock are to be issued in connection with a merger or acquisition. The Company, in compliance with the Nasdaq Stock Market's National Market listing requirements, will also solicit Stockholder approval for any transactions that may trigger such approval. In general, however, and subject to any applicable Nasdaq limitations, the Board may issue the additional authorized shares for such purposes without Stockholder approval.

                      CONVERSION OF CLASS A COMMON STOCK
                     INTO CLASS D NON-VOTING COMMON STOCK

  The proposed Amended and Restated Certificate of Incorporation, if approved, would permit holders of shares of Class A Common Stock to convert those shares into an equal number of shares of Class D Non-Voting Common Stock. Section 4.3(d)(i) of the proposed Amended and Restated Certificate of Incorporation attached as Exhibit A to this Proxy Statement contains the provisions related to the conversion of Class A Common Stock into Class D Non-Voting Common Stock.

  The Board believes that it could be beneficial for holders of shares of Class A Common Stock to have the ability to convert such shares into shares of Class D Non-Voting Common Stock if, for example, the "public float" of the Class D Non-Voting Common Stock (i.e., the number of shares traded on the Nasdaq Stock Market's National Market or other securities exchange) were to be greater than that of the Class A Common Stock, thereby providing greater liquidity to holders of Class D Non-Voting Common Stock. Holders of Class A Common Stock are cautioned, however, that shares of Class D Non-Voting Common Stock will not have voting rights and will not be convertible into shares of any other class of the Company's common stock. A more complete description of the Class D Non-Voting Common Stock may be found under the caption "Creation of Class D Non-Voting Common Stock," above.

                ADDITIONAL CHANGES TO THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

  The proposed Amended and Restated Certificate of Incorporation, if approved, would eliminate certain provisions restricting the ability of persons subject to Regulation Y, promulgated by the Federal Reserve Bank under the Bank Holding Company Act, to hold more than 5% of the Class A Common Stock. Because the Class A Common Stock is listed and traded on the Nasdaq Stock Market's National Market, any person subject to Regulation Y that acquires 5% or more of the Class A Common Stock can reduce its holding below that level through open market transactions. In addition, because persons subject to Regulation Y restrictions may now exempt themselves from Regulation Y's applicability by becoming Financial Holding Companies, the regulatory rationale for such restrictions on ownership of Class A Common Stock no longer applies. The Board therefore believes that the provisions proposed to be eliminated, which were adopted before the Class A Common Stock was a publicly-traded security, are no longer necessary.

  The proposed Amended and Restated Certificate of Incorporation, if approved, would eliminate the requirement that amendments to Article VIII, which provides for indemnification by the Company of its officers and directors, be approved by the holders of two-thirds of the Class A Common Stock. The Board believes that amendments to Article VIII should be subject to approval by the vote of a majority of the votes cast by all Stockholders entitled to vote, as is the case with most other questions presented to the Stockholders.

                                 REQUIRED VOTE

  A quorum being present, the adoption of the foregoing proposed amendments to the Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the votes cast by all Stockholders entitled to vote. In addition, (i) the increase in the number of authorized shares of each class of Common Stock will require the affirmative vote of a majority of the shares of the respective class, (ii) the addition of the provisions permitting holders of Class A Common Stock to convert such Class A Common Stock into Class D Non-Voting Common Stock will require the approval of the holders of a majority of each class of the Common Stock, and (iii) the elimination of the requirement that amendments to Article VIII be approved by the holders of two-thirds of the Class A Common Stock will require the approval of the holders of two-thirds of the Class A Common Stock. If the proposed amendments to the Amended and Restated Certificate of Incorporation receive the affirmative vote of a majority of the votes cast by all Stockholders entitled to vote, but the vote required to increase the authorized number of shares of any class or classes of Common Stock is not received, or the vote required to permit the conversion of Class A Common Stock into Class D Non-Voting Common Stock is not received, or the vote required to change the vote needed to approve amendments to Article VIII is not received, then the proposed amendments to the Amended and Restated Certificate of Incorporation, other than the amendments relating to the increase in the number of authorized shares of the relevant class of Common Stock, the convertibility of Class A Common Stock into Class D Non-Voting Common Stock, and/or future amendments to Article VIII, as the case may be, shall be deemed to have been approved by the Stockholders.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO
          APPROVE THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  The Company will hold its next annual meeting on September 30, 2000. To be considered for inclusion in the proxy materials for the annual meeting, stockholder proposals to be presented at such annual meeting must be submitted in writing and received by the Company no later than June 30, 2000. Other proposals that are not included in the proxy materials will be considered timely and may be eligible for presentation at the Company's annual meeting on September 30, 2000 if they are received by the Company in the form of a written notice no later than June 30, 2000.

                                OTHER BUSINESS

  The Board of Directors does not know of any business to be brought before the Meeting other than the matters described in the Notice of Special Meeting. However, if a Stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

                                          By Order of the Board of Directors,
                                          /s/ Linda J. Eckard
                                          Linda J. Eckard
                                          Assistant Secretary

                                                                      Exhibit A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                RADIO ONE, INC.

  This Amended and Restated Certificate of Incorporation of Radio One, Inc., was duly adopted in accordance with the provisions of Sections 141, 242 and 245 of the Delaware General Corporation Law. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 15, 1996, and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 5, 1999. The text of the Corporation's Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

                                     Name

  The name of the corporation is Radio One, Inc. (hereinafter referred to as the "Corporation").

                                  ARTICLE II

                               Registered Office

  The post office address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901. The name of the registered agent of the Corporation at that address is National Registered Agents, Inc.

                                  ARTICLE III

                                    Purpose

  The purpose of the Corporation is to acquire, operate, and maintain radio stations and television stations and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                  ARTICLE IV

                                 Capital Stock

  Section 4.1. General.

  (a) Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 601,000,000 shares, consisting of: (i) 150,000,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common"), (ii) 150,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common"), (iii) 150,000,000 shares of Class C Common Stock, par value $.001 per share (the "Class C Common"), (iv) 150,000,000 shares of Class D Common Stock (the "Class D Common" and together with the Class A Common, the Class B Common, and the Class C Common, the "Common Stock") and (v) 1,000,000 shares of Preferred Stock. The Preferred Stock and the Common Stock are hereinafter sometimes collectively referred to as "Capital Stock." Certain capitalized terms used herein are defined in
Section 4.7(c) of ARTICLE IV.

  Section 4.2. Preferred Stock. The Board of Directors of the Corporation (the "Board") is hereby authorized, by resolution or resolutions from time to time adopted and subject to the limitations provided by law, to establish and designate one or more series of preferred stock (the "Preferred Stock"), and to fix the designations, powers, preferences, rights, qualifications, limitations or restrictions thereof and the variations and relative rights, preferences and limitations as between series. The authority of the Board with respect to each series of Preferred Stock shall include, but shall not be limited to, determination of the following:

    (a) the designation of such series, which may be by distinguishing number or letter;

    (b) the number of shares initially constituting such series;

    (c) the increase, and the decrease to a number not less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

    (d) the rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

    (e) whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

    (f) the rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

    (g) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

    (h) whether or not a sinking or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

    (i) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Corporation or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or price; and

    (j) any other relative rights, preferences and limitations.

  Section 4.3. Common Stock. Except as otherwise provided in Section 4.3 of this ARTICLE IV or as otherwise required by applicable law, all shares of Class A Common, Class B Common, Class C Common and Class D Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

    (a) Voting Rights. At every meeting of the stockholders, except as specifically otherwise required by law, the holders of Class A Common shall be entitled to one vote per share, and the holders of Class B Common shall be entitled to ten votes per share, on all matters presented for a vote of the stockholders of the Corporation, provided that, at every meeting of the stockholders called for the election of directors the holders of Class A Common, voting separately as a class, shall be entitled to elect two of the directors to be elected at such meeting. The holders of Class A Common and Class B Common, voting together as a class, shall be entitled to elect the remaining number of directors to be elected at such meeting. Directors elected by the holders of a class or classes of Common Stock may be removed, with or without cause, only by a majority vote of the holders of the shares of such class or classes of Common Stock then outstanding. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by the holders of any class or classes of Common Stock shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies in the directors elected by the holders of such class or classes of Common Stock may be filled by a majority vote of the remaining directors elected by the holders of such class or classes of Common Stock then in office. Any director elected to fill any such vacancy by the remaining directors then in office may be removed from office by a majority vote of the holders of the shares of such class or classes of Common Stock then outstanding. Except as otherwise required by law, the holders of the Class A Common and the holders of the Class B Common shall in all matters not specified in this Section 4.3(a) vote together as a single class, provided that the holders of shares of the Class A Common shall be entitled to one (1) vote per share and the holders of shares of the Class B Common shall be entitled to ten (10) votes per share. Except to the extent provided in ARTICLE VII of this Amended and Restated Certificate of Incorporation or as required by applicable law, the holders of Class C Common and Class D Common shall have no right to vote on any matter presented for a vote of the stockholders of the Corporation (including, without limitation, the election or removal of directors of the Corporation), and Class C Common and Class D Common shall not be included in determining the number of shares voting or entitled to vote on such matters. The Board of Directors of the Corporation shall have concurrent power with the holders of Class A Common and Class B Common to adopt, amend or repeal the Bylaws of the Corporation. A consolidation or merger, or the sale, lease, exchange, mortgage, pledge, or other disposition of all, or substantially all, of the property or assets of the Corporation, if not made in the usual and regular course of its business, shall require a resolution adopted by a majority of the Board of Directors of the Corporation and the authorization of an affirmative vote of at least two-thirds of the outstanding shares of Class A Common.

    (b) Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common, the holders of Class B Common, the holders of Class C Common and the holders of Class D Common shall be entitled to receive such dividends pro rata at the same rate per share for each such class of Common Stock; provided that if such dividends are declared or paid in shares of Common Stock, such dividends may be paid only
  (i) in shares of Class D Common, or (ii) if holders of any class of Common Stock are to receive payment in shares of any class of Common Stock other than Class D Common, then holders of shares of each class of Common Stock must receive payment only in shares of such respective class of Common Stock. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

    (c) Reservation. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock: (i) Class A Common in a quantity sufficient to provide for the conversion of all outstanding shares of the Class B Common and Class C Common into Class A Common; and (ii) Class C Common in a quantity sufficient to provide for the conversion of all outstanding shares of the Class A Common into Class C Common.

    (d) Conversion of Common Stock.

      (i) Conversion of Class A Common. Subject to the terms and conditions stated herein, the holder of any shares of Class A Common shall have the right at any time, at such holder's option, to convert all or a portion of the shares of Class A Common so held into the same number of shares of Class C Common or Class D Common. Such right of conversion shall be exercised (A) by giving written notice (the "Notice") to the Corporation at least ten (10) days prior to the Conversion Date (as defined below) specified therein that the holder elects to convert a stated number of shares of Class A Common into shares of Class C Common or Class D Common on the date specified in such Notice (the "Conversion Date") and (B) by surrendering the certificate or certificates representing at least the number of shares of Class A Common to be converted to the Corporation at its principal office at any time during the usual business hours on or before the Conversion Date, duly endorsed in blank by the owner of the certificate so surrendered, together with a statement of the name or names (with addresses) of the Person or Persons in whose name or names the certificate or certificates for shares issued on conversion shall be registered. Shares of Class A Common that have been converted hereunder shall not be canceled but shall remain as treasury shares unless retired by resolution of the Board of Directors.

      (ii) Conversion of Class B Common. Each share of Class B Common shall also be convertible, at the option of the holder thereof, into one fully paid and nonassessable share of Class A Common. The procedures for conversion of Class A Common into Class C Common or Class D Common, as set forth in paragraph (i) of this Section 4.3(d), shall also be applicable to the conversion of Class B Common into Class A Common. Shares of Class B Common that have been converted hereunder shall not be canceled but shall remain as treasury shares unless retired by resolution of the Board of Directors.

      (iii) Class B Stockholders. Class B Stockholders (as hereinafter defined) and Class B Permitted Transferees (as hereinafter defined) may exercise their respective rights as a holder of shares of Class C Common to convert such shares into shares of Class A Common, or otherwise acquire shares of Class A Common, only in the event that: (A) the Corporation shall merge or consolidate with or into, or otherwise acquire, any other Person and such Class B Stockholder or Class B Permitted Transferee receives shares of Class A Common in exchange for such Class B Stockholder's or Class B Permitted Transferee's interest in such other Person; (B) such Class B Stockholder or Class B Permitted Transferee desires to sell shares of Class A Common into which all or part of its shares of Class C Common are to be converted in connection with any proposed purchase of Class A Common by another Person (other than a Class B Stockholder or a Class B Permitted Transferee); or (C) such Class B Stockholder or Class B Permitted Transferee intends to sell shares of Class A Common into which all or part of its shares of Class C Common are to be converted pursuant to a registration statement which has been declared effective.

      (iv) Conversion of Class C Common. Each share of Class C Common shall also be convertible, at the option of the holder thereof, into one fully paid and nonassessable share of Class A Common. The procedures for conversion of Class A Common into Class C Common or Class D Common, as set forth in paragraph (i) of this Section 4.3(d), shall also be applicable to the conversion of Class C Common into Class A Common. Shares of Class C Common that have been converted hereunder shall not be canceled but shall remain as treasury shares unless retired by resolution of the Board of Directors.

      (v) Surrender of Certificates. Subject to the other provisions of this Section 4.3 and of ARTICLE IX of this Amended and Restated Certificate of Incorporation, promptly after (A) the Conversion Date and (B) the surrender of such certificate or certificates representing the share or shares of Class A Common, Class B Common or Class C Common to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder requesting conversion, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of the class of Common Stock issuable upon the conversion of such share or shares, together with a certificate or certificates evidencing any balance of the shares of the class surrendered to the Corporation but not then being converted. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the later of the Conversion Date or the date upon which the Corporation shall have received the certificate or certificates representing the shares to be converted, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares of Class A Common, Class C Common or Class D Common, as the case may be.

    (e) Listing. If the shares of Common Stock required to be reserved for the purpose of conversion hereunder require listing on any national securities exchange, before such shares are issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its commercially reasonable best efforts to cause such shares to be listed or duly approved for listing on such national securities exchange.

    (f) No Charge. The issuance of certificates representing Common Stock upon conversion of Class A Common, Class B Common or Class C Common, as hereinabove set forth shall be made without charge or any expense or issuance tax in respect thereof; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted.

    (g) Transfer of Class B Common.

      (i) A Beneficial Owner (as hereinafter defined) of shares of Class B Common (herein referred to as a "Class B Stockholder") may transfer, directly or indirectly, Beneficial Ownership (as hereinafter defined) of shares of Class B Common, whether by sale, assignment, gift or otherwise, only to a Class B Permitted Transferee (as hereinafter defined) and no Class B Stockholder may otherwise transfer Beneficial Ownership of any shares of Class B Common. In the event of any attempted transfer of the Beneficial Ownership of any shares of Class B Common in violation of the limitation provided in the preceding sentence, the shares of Class B Common with respect to which the transfer of such Beneficial Ownership has been attempted shall be deemed to have been converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common. A "Class B Permitted Transferee" shall be, if the Class B Stockholder is an individual:

        (A) the estate of the Class B Stockholder or any legatee, heir or distributees thereof;

        (B) the spouse or former spouse of the Class B Stockholder;

        (C) any parent or grandparent and any lineal descendant (including any adopted child) of any parent or grandparent of the Class B Stockholder or of the Class B Stockholder's spouse or former spouse;

        (D) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors
      Act) for, or any executor, administrator, conservator and/or other legal representative of, the Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof;

        (E) a trust (including a voting trust), and any savings or retirement account, such as an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof, including any trust in respect of which such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof has any general or special power of appointment or general or special non-testamentary power or special testamentary power of appointment limited to any Class B Permitted Transferee or Class B Permitted Transferees;

        (F) any corporation, partnership or other business entity if Substantial Beneficial Ownership thereof is held by such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof; provided, however, that if such Class B Stockholder, and all Class B Permitted Transferees thereof, cease, for whatever reason, to hold Substantial Beneficial Ownership of such corporation, partnership or other business entity, then any and all shares of Class B Common that such corporation, partnership or other business entity is the Beneficial Owner of shall be deemed to be converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common;

        (G) any Founding Investor and/or any Class B Permitted Transferee or Class B Permitted Transferees of a Founding Investor; and

        (H) the Corporation.

    A "Class B Permitted Transferee" shall be, if the Class B Stockholder is a corporation, partnership or other business entity:

        (1) any employee benefit plan, or trust thereunder or therefor, sponsored by the Class B Stockholder;

        (2) any trust (including any voting or liquidating trust) principally for the benefit of the Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof;

        (3) any corporation, partnership or other business entity if Substantial Beneficial Ownership thereof is held by such Class B Stockholder and/or any Class B Permitted Transferee or Class B Permitted Transferees thereof; provided, however, that if such Class B Stockholder, and all Class B Permitted Transferees thereof, cease, for whatever reason, to hold Substantial Beneficial Ownership of such corporation, partnership or other business entity, then any and all shares of Class B Common that such corporation, partnership or other business entity is the Beneficial Owner of shall be deemed to be converted automatically, without further deed or action by or on behalf of any person, into shares of Class A Common;

        (4) the stockholders of the corporation, partners of the partnership or other owners of equity interests in any other business entity, who receive such shares, by way of dividend or distribution (upon dissolution, liquidation or otherwise), provided that such transfer will not result in Beneficial Ownership of any of such shares by any person who did not have the power to control such corporation, partnership or business entity at the time such corporation, partnership or business entity first acquired Beneficial Ownership of such shares of Class B Common (other than by any person who qualifies as a Class B Permitted Transferee pursuant to any other provision of this paragraph (i) of this Section 4.3(g));

        (5) the Corporation; and

        (6) any Founding Investor and/or any Class B Permitted Transferee or Class B Permitted Transferees of a Founding Investor.

      (ii) Any person who holds shares of Class B Common for the Beneficial Ownership of another, including (A) any broker or dealer in securities;
    (B) any clearing house; (C) any bank, trust company, savings and loan association or other financial institution; (D) any other nominee; and
    (E) any savings plan or account or related trust, such as an individual retirement account, principally for the benefit of any individual, may transfer such shares to the person or persons for whose benefit it holds such shares. Notwithstanding anything to the contrary set forth herein, any holder of Class B Common may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Class B Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Class A Common unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledgor or transferred to a Class B Permitted Transferee. The foregoing provisions of this paragraph shall not be deemed to restrict or prevent any transfer of such shares by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder or any provision of law providing for, or judicial order of, forfeiture, seizure or impoundment.

      (iii) Any transferee of shares of Class B Common pursuant to a transfer made in violation of paragraphs (i) and (ii) of this Section 4.3(g) shall have no rights as a stockholder of the Corporation and no other rights against or with respect to the Corporation except the right to receive, in accordance with paragraph (ii) of Section 4.3(d) or paragraphs (i) and (ii) of this Section 4.3(g), as applicable, shares of Class A Common upon the conversion of such transferred shares. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the Corporation shall, to the full extent permitted by law, be entitled to issue shares of Class B Common to any person from time to time.

      (iv) The Corporation and any transfer agent of Class B Common may as a condition to the transfer or the registration of any transfer of shares of Class B Common permitted by paragraphs (i) and (ii) of this
    Section 4.3(g) require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Class B Permitted Transferee.

      (v) For purposes of paragraph (i) of this Section 4.3(g): (A) the term "Beneficial Ownership" in respect of shares of Class B Common shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of or to direct the voting or disposition of such shares and the term "Beneficial Owner" in respect of shares of Class B Common shall mean the person or persons who possess such power and authority; and (B) the term "Substantial Beneficial Ownership" in respect of any corporation, partnership or other business entity shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of or to direct the voting or disposition of at least 80% of each class of equity ownership interest in such corporation, partnership or other business entity.

  Section 4.4. No Interference. Except as otherwise provided in ARTICLE IX of this Amended and Restated Certificate of Incorporation, the Corporation will not close its books against the transfer of any share of Common Stock or of any of the shares of Common Stock issued or issuable upon the conversion of such shares of Common Stock in any manner which interferes with the timely conversion of any of such shares.

  Section 4.5. Mergers, Consolidations. In the case of a merger or consolidation which reclassifies or changes the shares of Common Stock, or in the case of the consolidation or merger of the Corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of the Corporation to another corporation or corporations, each share of each class of Common Stock shall thereafter be convertible into the greatest number or amount of shares of stock or other securities or property to which a holder of a share of the class of Common Stock entitled to receive the greatest number or amount of such stock or other securities or property would have been entitled upon such reclassification, change, consolidation, merger or transfer, and, in any such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of each class of Common Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares of stock or other securities on property thereafter deliverable upon the conversion of shares of each class of Common Stock. In case of any such merger or consolidation, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligation to deliver, upon conversion of each class of Common Stock, such stock or other securities or property as the holders of the each class of Common Stock remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights provided for in this ARTICLE IV.

  Section 4.6. Liquidation, Dissolution or Winding Up. Subject to the provisions of the Preferred Stock, in the event of any Liquidation of the Corporation, all remaining assets of the Corporation shall be distributed to holders of the Common Stock pro rata at the same rate per share of each class of Common Stock according to their respective holdings of shares of the Common Stock.

  Section 4.7. Miscellaneous. Subject to the provisions of ARTICLE IX of this Amended and Restated Certificate of Incorporation:

    (a) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Capital Stock. Upon the surrender of any certificate representing Capital Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such Capital Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the original holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

    (b) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class or series of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

    (c) Definitions. The following terms shall have the following meanings:

      "Advance of Expenses" has the meaning set forth in Section 8.2.

      "Beneficial Ownership" has the meaning set forth in Section
    4.3(g)(v).

      "Capital Stock" has the meaning set forth in Section 4.1.

      "Class A Common" has the meaning set forth in Section 4.1.

      "Class B Common" has the meaning set forth in Section 4.1.

      "Class B Permitted Transferee" has the meaning set forth in Section
    4.3(g).

      "Class B Stockholder" has the meaning set forth in Section 4.3(g).

      "Class C Common" has the meaning set forth in Section 4.1.

      "Class D Common" has the meaning set forth in Section 4.1.

      "Common Stock" has the meaning set forth in Section 4.1.

      "Communications Act" has the meaning set forth in Section 9.1.

      "Conversion Date" has the meaning set forth in Section 4.2(d)(i).

      "Corporation" has the meaning set forth in ARTICLE I.

      "DGCL" has the meaning set forth in ARTICLE III.

      "FCC" has the meaning set forth in Section 9.1.

      "Final Adjudication" has the meaning set forth in Section 8.2.

      "Founding Investor" means Alfred C. Liggins, III or Catherine L.
    Hughes.

      "Indemnitee" has the meaning set forth in Section 8.2.

      "Liquidation" with respect to the Corporation, means the liquidation, dissolution or winding up of the Corporation.

      "Notice" has the meaning set forth in Section 4.3(d)(i).

      "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated association and any other entity or organization.

      "Preferred Stock" has the meaning set forth in Section 4.2.

      "Proceeding" has the meaning set forth in Section 8.2.

      "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

      "Substantial Beneficial Ownership" has the meaning set forth in
    Section 4.3(g)(v).

      "Undertaking" has the meaning set forth in Section 8.2.

                                   ARTICLE V

                                   Existence

  The Corporation is to have a perpetual existence.

                                  ARTICLE VI

                              General Provisions

  Section 6.1. Dividends. The Board of Directors of the Corporation shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

  Section 6.2. Issuance of Stock. The shares of all classes and series of Capital Stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its Capital Stock of any class or series to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its Capital Stock having a par value be capital provided that the amount of the part of such consideration so determined to be capital shall at least be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes and series of Capital Stock of the Corporation shall be and remain at all times nonassessable.

  The Board of Directors of the Corporation is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or Capital Stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase Capital Stock of the Corporation of any class or series upon such terms and during such period as the Board of Directors of the Corporation shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

  Section 6.3. Inspection of Books and Records. The Board of Directors of the Corporation shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the

Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or the stockholders of the Corporation.

  Section 6.4. Location of Meetings, Books and Records. Except as otherwise provided in the Bylaws, the stockholders of the Corporation and the Board of Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

  Section 6.5. Board of Directors Meeting. The Board of Directors shall be comprised of the number of directors specified in the Corporation's Bylaws, and such directors shall be elected in the manner contemplated by such Bylaws.

                                  ARTICLE VII

                                  Amendments

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing or anything contained in this Amended and Restated Certificate of Incorporation to the contrary, no such action under this ARTICLE VII shall change (A) the redemption, conversion, voting or other rights of any class or series of Preferred Stock without the affirmative vote of the holders of a majority of each such class or series of Preferred Stock then outstanding, (B) the conversion or voting rights of any class of Common Stock without the affirmative vote of the holders of a majority of each class of Common Stock then outstanding, and (C) the percentage required to approve any amendment, modification or waiver described herein, without the affirmative vote of holders of that percentage of the class or series of Capital Stock then required to approve such amendment, modification or waiver.

                                 ARTICLE VIII

                                   Liability

  Section 8.1. Limitation of Liability.

  (a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Delaware), and except as otherwise provided in the Corporation's Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

  (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  Section 8.2. Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide for broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Delaware), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in
Section 8.3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this
Section 8.2 of this ARTICLE VIII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "Advance of Expenses"); provided, however, that if and to the extent that the Board of Directors of the Corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

  Section 8.3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section
8.2 of this ARTICLE VIII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VIII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section
8.2 of this ARTICLE VIII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 8.2 of this ARTICLE VIII shall be the same procedure set forth in this Section 8.3 for directors or officers, unless otherwise set forth in the action of the Board of Directors of the Corporation providing for indemnification for such employee or agent.

  Section 8.4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

  Section 8.5. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another Corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a "subsidiary" for this ARTICLE VIII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

  Section 8.6. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this
ARTICLE VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

  Section 8.7. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 8.8. Merger or Consolidation. For purposes of this ARTICLE VIII, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE IX

                           Alien Ownership of Stock

  Section 9.1. Applicability. This ARTICLE IX shall be applicable to the Corporation so long as the provisions of Section 310 of the Communications Act of 1934, as the same may be amended from time to time (the "Communications Act") (or any successor, provisions thereto) are applicable to the Corporation. As used herein, the term "alien" shall have the meaning ascribed thereto by the Federal Communications Commission ("FCC") on the date hereof and in the future as Congress or the FCC may change such meaning form time to time. If the provisions of Section 310 of the Communications Act (or any successor provisions thereto) are amended, the restrictions in this ARTICLE IX shall be amended in the same way, and as so amended, shall apply to the Corporation. The Board of Directors of the Corporation may make such rules and regulations as it shall deem necessary or appropriate to enforce the provisions of this ARTICLE IX.

  Section 9.2. Voting. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of Capital Stock of the Corporation outstanding in any class or series entitled to vote on any matter before a meeting of stockholders of the Corporation shall at any time be for the account of aliens or their representatives or for the account of a foreign government or representative thereof, or for the account of any corporation organized under the laws of a foreign country.

  Section 9.3. Stock Certificates. Shares of Capital Stock issued to or held by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be represented by Foreign Share Certificates. All other shares of Capital Stock shall be represented by Domestic Share Certificates. All of such certificates shall be in such form not inconsistent with this Amended and Restated Certificate of Incorporation as shall be prepared or approved by the Board of Directors of the Corporation.

  Section 9.4. Limitation on Foreign Ownership. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of Capital Stock of the Corporation outstanding shall at any time be owned of record by or for the account of aliens or their representatives or by or for the account of a foreign government or representatives thereof, or by or for the account of any corporation organized under the laws of a foreign country. Shares of Capital Stock shall not be transferable on the books of the Corporation to aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries if, as a result of such transfer, the aggregate number of shares of Capital Stock owned by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be more than twenty percent of the number of shares of Capital Stock then outstanding. If it shall be found by the Corporation that Capital Stock represented by a Domestic Share Certificate is, in fact, held by or for the account of aliens or their representative, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, then such Domestic Share Certificate shall be canceled and a new certificate representing such Capital Stock marked "Foreign Share Certificate" shall be issued in lieu thereof, but only to the extent that after such issuance the Corporation shall be in compliance with this ARTICLE IX; provided, however, that if, and to the extent, such issuance would violate this ARTICLE IX, then, the holder of such Capital Stock shall not be entitled to vote, to receive dividends, or to have any other rights with regard to such Capital Stock to such extent, except the right to transfer such Capital Stock to a citizen of the United States.

  Section 9.5. Transfer of Foreign Share Certificates. Any Capital Stock represented by Foreign Share Certificates may be transferred either to aliens or non-aliens. In the event that any Capital Stock represented by a certificate marked "Foreign Share Certificate" is sold or transferred to a non-alien, then such non-alien shall be required to exchange such certificate for a certificate marked "Domestic Share Certificate." If the Board of Directors of the Corporation reasonably determines that a Domestic Share Certificate has been or is to be transferred to or for the account of aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, the Corporation shall issue a new certificate for the shares of Capital Stock transferred to the transferee marked "Foreign Shares Certificate", cancel the old Domestic Share Certificate, and record the transaction upon its books, but only to the extent that after such transfer is complete, the Corporation shall be in compliance with this ARTICLE IX.

  Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the transfer or conversion of the Corporation's Capital Stock, whether voluntary or involuntary, shall not be permitted, and shall be ineffective, if such transfer or conversion would (i) violate (or would result in violation of) the Communications Act or any of the rules or regulation promulgated thereunder or (ii) require the prior approval of the FCC, unless such prior approval has been obtained.

                                   ARTICLE X

                             Section 203 Election

  The Corporation expressly elects not to be governed by Section 203 of Title 8 of the DGCL.

                                 FORM OF PROXY

                                RADIO ONE, INC.
                         5900 Princess Garden Parkway
                            Lanham, Maryland 20706

This Proxy is solicited by the Board of Directors for the Special Meeting of Stockholders to be held on April 28, 2000

         The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders of Radio One, Inc. (the "Company") and the accompanying Proxy Statement. The undersigned hereby appoints Scott C. Royster and Linda J. Eckard, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote all of the shares of Class A Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held April 28, 2000, and at any adjournments or postponements thereof, on the following proposal:

         (1) Amendment of the Amended and Restated Certificate of Incorporation to:

               (a) eliminate the Company's 15% Series A Preferred Stock and to eliminate the Company's 15% Series B Preferred Stock;

               (b)  create the Company's blank check Preferred Stock;

               (c)  create the Company's Class D Non-Voting Common Stock;

               (d) increase the authorized number of shares of the Company's Class A Common Stock, Class B Common Stock, and Class C Common Stock;

               (e) provide holders of Class A Common Stock the right to convert such Class A Common Stock into Class D Non-Voting Common Stock; and

               (f) make certain other changes referred to in the accompanying Proxy Statement.

         With respect to such other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, the proxies named above are authorized to vote upon those matters in their discretion.

         You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.



                               SEE REVERSE SIDE

     Please mark your vote as in this example:  [X]

     When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR proposal (1) below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

          (1) Approval of the amendment to the Amended and Restated Certificate of Incorporation to:

               (a) eliminate the Company's 15% Series A Preferred Stock and to eliminate the Company's 15% Series B Preferred Stock;

               (b)  create the Company's Blank Check Preferred Stock;

               (c)  create the Company's Class D Non-Voting Common Stock;

               (d) increase the authorized number of shares of the Company's Class A Common Stock, Class B Common Stock, and Class C Common Stock;

               (e) provide holders of Class A Common Stock the right to convert such Class A Common Stock into Class D Non-Voting Common Stock; and

               (f) make certain other changes referred to in the accompanying Proxy Statement.

      FOR     [_]         AGAINST        [_]         ABSTAIN         [_]

     By signing this proxy card, you acknowledge receipt of the Notice of Special Meeting of Stockholders to be held April 28, 2000 and the Proxy Statement dated April 5, 2000.



            DATE                             SIGNATURE(S)
     ------------------        ------------------------------------------

     __________________        __________________________________________


     __________________        __________________________________________


     __________________        __________________________________________


     __________________        __________________________________________


     __________________        __________________________________________

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, (including in the case of owners in joint tenancy), each party should sign.

                 YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING

   The signer hereby revokes all prior proxies given by the signer to vote at the April 28, 2000 Special Meeting or any adjournments or postponements  thereof.

                                      -3-